UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
AMENDMENT NO.1 TO
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):           April 11, 2006

NaviSite, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27597	52-2137343
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

400 Minuteman Road
Andover, Massachusetts	01810
(Address of principal executive offices)	(Zip Code)

(978) 682-8300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Explanatory Note
     NaviSite, Inc. (the “Company”) is filing this amendment to its Current Report on Form 8-K dated April 11, 2006 (the “Original Current Report”) to correct and restate the third sentence under Item 1.02 to disclose that an early termination fee was paid to Silicon Valley Bank in connection with the early payoff of the amounts due to Silicon Valley Bank.
Item 1.02      Termination of a Material Definitive Agreement.
     The third sentence of Item 1.02 of the Original Current Report is hereby deleted in its entirety and replaced with the following: There were no early termination fees in connection with paying off Waythere, and a $37,500 early termination fee was paid to Silicon Valley Bank in connection with paying off all amounts owed to Silicon Valley Bank.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NaviSite, Inc.
Date: May 2, 2006	By:	/s/ John J. Gavin, Jr.
John J. Gavin, Jr.
Chief Financial Officer